Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Laureate Education, Inc. of our report dated September 28, 2015 relating to the financial statements of Sociedade Educacional Sul-Rio-Grandense Ltda., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

Porto Alegre, Brazil

October 2, 2015

PricewaterhouseCoopers, Rua Mostardeiro, 800 - 9º andar, Bairro Independência, Porto Alegre-RS, Brasil 90430-000

Telefone: (51) 3378-1700, Fax: (51) 3328-1609, www.pwc.com/br